Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2009
FOURTH QUARTER AND FULL YEAR RESULTS
— Company Reports Goodwill Impairment and Other Charges —
— Results Impacted by Adverse Currency Changes and by Rapid Decline in
Freight and Logistics Volumes Late in Fourth Quarter —
— Latest Cost Reduction Actions to Save $50 Million in Fiscal 2010 —
          Long Beach, Calif., March 26, 2009 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2009 fourth quarter ended January 31, 2009. The company reported a loss in the 2009 fiscal fourth quarter due to goodwill impairment and other charges. Results in the fiscal 2009 fourth quarter were also adversely impacted by the significant and rapid decline in freight and logistics volumes and by the considerable weakening of most currencies against the U.S. dollar.
Fiscal Fourth Quarter 2009 vs. 2008 Results:
•	Revenues decreased 26 percent to $894.1 million from $1,202.2 million.

•	Net revenues decreased 17 percent to $332.7 million from $400.8 million.

•	Net loss was $89.8 million, or $0.89 per diluted share, compared to net income of $18.0 million, or $0.18 per diluted share.

•	Excluding goodwill impairment and other charges, adjusted net income in the 2009 fiscal fourth quarter was $15.3 million, or $0.15 per diluted share; by further excluding the impact from currency changes, adjusted earnings per share was $0.21 per diluted share.

•	Excluding after-tax restructuring charges of $6.2 million, adjusted net income in last year’s fourth quarter was $24.2 million, or $0.24 per diluted share.
          A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
          The company also reported that net cash provided by operating activities was $150.5 million in fiscal 2009 compared to $106.7 million in fiscal 2008. Net cash provided by operating activities in the fiscal 2009 fourth quarter was $77.6 million compared to $69.3 million in the fourth quarter last year.

          Eric W. Kirchner, chief executive officer, said, “Our fourth quarter results were clearly impacted by the weakening economic environment and the slowing in global trade, which reduced volumes in forwarding and logistics — particularly in the month of January. Total operating costs (including purchased transportation costs) also decreased significantly in the quarter, demonstrating the flexibility of our business model and the impact of our earlier cost reduction measures. These mitigating factors did not fully offset the decrease in revenues, however, because of the speed of the volume contraction and the significant strengthening of the U.S. dollar against most currencies.
          “While our operating expenses are at their lowest level in nearly two years, we have taken further steps since the beginning of the quarter to reduce costs in the current environment, without compromising our focus on providing the highest levels of client service. These actions include a salary freeze and a revision to our incentive structure for fiscal 2010, a reduction in headcount where necessary in accordance with volume declines and a further controlling of discretionary expenses such as travel. These actions are expected to reduce operating costs for fiscal 2010 by approximately $50 million from our fourth-quarter run rate. We continue to focus on our clients, deepening our existing relationships and winning new business, while remaining disciplined on cost control.”
          The decrease in revenues in the 2009 fiscal fourth quarter was due to the significant decline in forwarding and logistics volumes, as well as the exiting of businesses through the company’s earlier cost reduction plan. The net revenue decline was somewhat mitigated by lower purchased transportation costs in the company’s forwarding business. Currency fluctuations also had a significant adverse impact on revenues in the fiscal 2009 fourth quarter. On an organic, constant currency basis, net revenue was essentially flat in the 2009 fourth quarter compared to a year ago.
          Goodwill impairment and other charges in the fiscal 2009 fourth quarter totaled $124.5 million on a pre-tax basis, $105.1 million after taxes, or $1.04 per diluted share, and included three components. First, the company performed an analysis of the value of its goodwill and other intangible assets as of January 31, 2009 based on the current environment and determined that an impairment of these assets occurred. The company recorded a non-cash charge for this impairment totaling $109.9 million on a pre-tax basis ($94.7 million after taxes, or $0.94 per diluted share). Second, the company recorded pre-tax restructuring costs of $2.9 million ($2.2 million after taxes, or $0.02 per diluted share) primarily related to its previously announced information technology restructuring plan. Third, pre-tax severance and related costs of $11.7 million ($8.2 million after taxes, or $0.08 per diluted share) were also recorded in the quarter. In the 2008 fiscal fourth quarter, the company recorded pre-tax restructuring charges of $8.4 million ($6.2 million after taxes, or $0.06 per diluted share) related to its earlier cost reduction plan. A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
          Operating expenses in the fourth quarter of fiscal 2009, excluding purchased transportation costs, were $430.5 million. Excluding goodwill impairment and other charges described above, adjusted operating expenses totaled $306.0 million, a decrease of 16 percent compared to adjusted operating expenses in the same period last year. The decrease primarily reflects lower costs associated with the declining volumes, as well as benefits achieved through cost reduction efforts.
          The company reported an operating loss in the 2009 fourth quarter of $97.8 million. Excluding goodwill impairment and other charges described above, adjusted operating income in the fiscal 2009 fourth quarter was $26.7 million, which represented 8.0 percent of net revenues. This compares to adjusted operating income in the year-ago fourth quarter of $36.0 million, or 9.0 percent of net revenues.
Investor Conference Call:
          UTi management will host an investor conference call today, March 26, 2009, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2009 fourth quarter. Investment professionals are invited to participate in the live call by dialing 877-570-6091 (domestic) or 702-696-4824 (international) using conference ID 90233055. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through April 2, 2009, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 90233055.
About UTi Worldwide:
          UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
          This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of dispositions and acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods, to operating expenses adjusted to exclude purchased transportation costs, and by further excluding goodwill impairment and other charges, including restructuring, severance and other expenses, and to operating income (loss), net income (loss) and diluted earnings (loss) per share adjusted to exclude goodwill impairment and other charges, including restructuring, severance and other expenses. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.
Safe Harbor Statement:
          Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its financial goals, including the expected reduction of operating expenses by $50 million in fiscal 2010, and the outlook for the future. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the global economic slowdown that is adversely affecting trade volumes and the financial condition of many of the company’s customers; disruptions in the global equity and credit markets which adversely impact the company’s operations and ability to refinance its outstanding indebtedness or otherwise raise capital; the demand for the company’s services; the impact of cost reduction measures recently undertaken by the company; the costs and impact of the company’s information technology restructuring plan; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three months ended		Year ended
	January 31,		January 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$287,567	$434,945	$1,621,602	$1,553,551
Ocean freight forwarding	249,190	304,135	1,203,643	1,101,129
Customs brokerage	22,504	27,156	109,436	98,031
Contract logistics	148,530	152,367	663,656	618,599
Distribution	107,782	169,964	564,906	624,399
Other	78,500	113,608	380,474	370,545

Total revenues	894,073	1,202,175	4,543,717	4,366,254

Purchased transportation costs:
Airfreight forwarding	214,006	348,939	1,275,569	1,235,010
Ocean freight forwarding	201,842	254,924	1,001,275	926,224
Customs brokerage	1,130	1,276	5,987	3,668
Contract logistics	24,819	16,249	94,963	81,656
Distribution	76,995	118,410	404,756	416,059
Other	42,587	61,586	214,827	214,823

Staff costs	192,951	216,395	844,255	800,891
Depreciation and amortization	9,821	10,279	41,753	39,306
Amortization of intangible assets	3,332	3,347	12,971	9,436
Restructuring charges	2,867	8,395	8,903	8,395
Goodwill and intangible assets impairment	109,941	—	109,941	—
Other operating expenses	111,613	134,786	505,223	480,308

Total operating expenses	991,904	1,174,586	4,520,423	4,215,776

Operating (loss)/income	(97,831)	27,589	23,294	150,478

Interest expense, net	(4,554)	(4,171)	(17,243)	(15,924)
Other (expense)/income, net	(243)	2,036	1,437	4,726

Pretax (loss)/income	(102,628)	25,454	7,488	139,280
(Benefit)/provision for income taxes	(12,180)	7,074	17,512	38,161

(Loss)/income before minority interests	(90,448)	18,380	(10,024)	101,119
Minority interests	642	(366)	(2,161)	(2,905)

(Loss)/income from continuing operations	(89,806)	18,014	(12,185)	98,214

Discontinued operations:
Operating income, net of tax	—	—	144	472
Gain on sale, net of tax	—	—	7,404	—

Net (loss)/income	$(89,806)	$18,014	$(4,637)	$98,686

Basic (loss)/earnings per share:
Continuing operations	$(0.90)	$0.18	$(0.12)	$0.99
Discontinued operations	—	—	0.08	0.01

	$(0.90)	$0.18	$(0.04)	$1.00

Diluted (loss)/earnings per share:
Continuing operations	$(0.89)	$0.18	$(0.12)	$0.99
Discontinued operations	—	—	0.08	—

	$(0.89)	$0.18	$(0.04)	$0.99

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,589,987	99,988,252	99,406,664	99,112,752
Diluted shares	100,747,995	99,356,030	100,998,687	100,171,805

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2009	2008
	(Unaudited)
Assets

Cash and cash equivalents	$256,869	$289,141
Trade receivables, net	645,275	865,019
Deferred income tax assets	19,192	18,768
Other current assets	79,869	79,207

Total current assets	1,001,205	1,252,135

Property, plant and equipment, net	163,441	154,123
Goodwill and other intangible assets, net	442,691	617,861
Investments	2,940	2,765
Deferred income tax assets	23,831	17,311
Other non-current assets	14,578	30,481

Total assets	$1,648,686	$2,074,676

Liabilities & Shareholders’ Equity

Bank lines of credit	$69,978	$113,199
Short-term borrowings	6,899	5,913
Current portion of long-term borrowings	66,666	33,333
Current portion of capital lease obligations	15,878	21,701
Trade payables and other accrued liabilities	593,271	817,058
Income taxes payable	10,425	12,622
Deferred income tax liabilities	2,493	5,030

Total current liabilities	765,610	1,008,856

Long-term borrowings	115,747	178,047
Capital lease obligations	20,754	30,612
Deferred income tax liabilities	27,542	38,063
Retirement fund obligations	6,947	4,287
Other non-current liabilities	19,116	19,322

Minority interests	16,224	21,289

Commitments and contingencies

Shareholders’ equity:
Common stock	450,553	435,355
Retained earnings	338,461	349,237
Accumulated other comprehensive loss	(112,268)	(10,392)

Total shareholders’ equity	676,746	774,200

Total liabilities and shareholders’ equity	$1,648,686	$2,074,676

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended
	January 31,
	2009	2008
	(Unaudited)

Operating Activities:
Net (loss)/income	$(4,637)	$98,686
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Share-based compensation costs, net	10,024	9,758
Depreciation and amortization	41,979	39,687
Amortization of intangible assets	12,971	9,436
Restructuring charges	2,867	8,395
Goodwill and intangible assets impairment	109,941	—
Deferred income taxes	(16,081)	(1,703)
Uncertain tax positions	(1,761)	401
Gain on sales of subsidiaries and subsidiary shares	(7,404)	(3,156)
Tax benefit relating to exercise of stock options	868	1,737
Excess tax benefits from share-based compensation	(464)	(771)
Gain on disposal of property, plant and equipment	(1,393)	(63)
Minority interest and other	3,802	493
Changes in operating assets and liabilities	(256)	(56,182)

Net cash provided by operating activities	150,456	106,718

Investing Activities:
Purchases of property, plant and equipment	(46,422)	(31,704)
Proceeds from disposal of property, plant and equipment	4,519	3,863
Proceeds from sale of subsidiary	8,707	—
Decrease/(increase) in other non-current assets	2,937	(13,059)
Acquisitions and contingent earn-out payments	(30,870)	(67,566)
Other	(1,009)	(1,577)

Net cash used in investing activities	(62,138)	(110,043)

Financing Activities:
(Decrease)/increase in bank lines of credit	(25,003)	25,506
Increase in short-term borrowings	1,777	1,577
Proceeds from issuance of long-term borrowings	5,667	—
Repayment of long-term borrowings	(34,143)	(1,064)
Repayment of capital lease obligations	(23,388)	(19,907)
Dividends paid to minority interests	(567)	—
Net proceeds from issuance of ordinary shares	4,709	5,715
Excess tax benefits from share-based compensation	464	771
Dividends paid	(6,139)	(5,969)

Net cash (used in)/provided by financing activities	(76,623)	6,629

Effect of foreign exchange rate changes on cash and cash equivalents	(43,967)	7,429

Net (decrease)/increase in cash and cash equivalents	(32,272)	10,733
Cash and cash equivalents at beginning of period	289,141	278,408

Cash and cash equivalents at end of period	$256,869	$289,141

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2009
		Contract
		Logistics and
	Freight Forwarding	Distribution	Corporate	Total

Revenues	$608,897	$285,176	$—	$894,073

Purchased transportation costs	452,459	108,920	—	561,379
Staff costs	94,858	96,747	1,346	192,951
Depreciation and amortization	3,677	6,131	13	9,821
Amortization of intangible assets	890	2,442	—	3,332
Restructuring charges	349	209	2,309	2,867
Goodwill and intangible assets impairment	—	109,941	—	109,941
Other operating expenses	40,801	65,554	5,258	111,613

Total operating expenses	593,034	389,944	8,926	991,904

Operating income/(loss)	$15,863	$(104,768)	$(8,926)	(97,831)

Interest expense, net				(4,554)
Other expense, net				(243)

Pretax loss				(102,628)
Benefit for income taxes				(12,180)

Loss before minority interests				(90,448)
Minority interests				642

Loss from continuing operations				(89,806)
Discontinued operations:
Operating income, net of tax				—
Gain on sale, net of tax				—

Net loss				$(89,806)

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2008
		Contract
		Logistics and
	Freight Forwarding	Distribution	Corporate	Total

Revenues	$809,082	$393,093	$—	$1,202,175

Purchased transportation costs	635,604	165,780	—	801,384
Staff costs	94,234	119,075	3,086	216,395
Depreciation and amortization	3,711	6,462	106	10,279
Amortization of intangible assets	863	2,484	—	3,347
Restructuring charges	912	5,800	1,683	8,395
Other operating expenses	41,453	87,357	5,976	134,786

Total operating expenses	776,777	386,958	10,851	1,174,586

Operating income/(loss)	$32,305	$6,135	$(10,851)	27,589

Interest expense, net				(4,171)
Other income, net				2,036

Pretax income				25,454
Provision for income taxes				7,074

Income before minority interests				18,380
Minority interests				(366)

Income from continuing operations				18,014
Discontinued operations:
Operating income, net of tax				—
Gain on sale, net of tax				—

Net income				$18,014

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2009
		Contract
		Logistics and
	Freight Forwarding	Distribution	Corporate	Total

Revenues	$3,156,039	$1,387,678	$—	$4,543,717

Purchased transportation costs	2,438,756	558,621	—	2,997,377
Staff costs	396,019	439,569	8,667	844,255
Depreciation and amortization	15,605	25,924	224	41,753
Amortization of intangible assets	3,896	9,075	—	12,971
Restructuring charges	2,731	3,863	2,309	8,903
Goodwill and intangible assets impairment	—	109,941	—	109,941
Other operating expenses	172,505	314,146	18,572	505,223

Total operating expenses	3,029,512	1,461,139	29,772	4,520,423

Operating income/(loss)	$126,527	$(73,461)	$(29,772)	23,294

Interest expense, net				(17,243)
Other income, net				1,437

Pretax income				7,488
Provision for income taxes				17,512

Loss before minority interests				(10,024)
Minority interests				(2,161)

Loss from continuing operations				(12,185)
Discontinued operations:
Operating income, net of tax				144
Gain on sale, net of tax				7,404

Net loss				$(4,637)

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$2,927,535	$1,438,719	$—	$4,366,254

Purchased transportation costs	2,293,861	583,579	—	2,877,440
Staff costs	337,756	451,123	12,012	800,891
Depreciation and amortization	13,661	25,352	293	39,306
Amortization of intangible assets	863	8,573	—	9,436
Restructuring charges	912	5,800	1,683	8,395
Other operating expenses	149,977	316,839	13,492	480,308

Total operating expenses	2,797,030	1,391,266	27,480	4,215,776

Operating income/(loss)	$130,505	$47,453	$(27,480)	150,478

Interest expense, net				(15,924)
Other income, net				4,726

Pretax income				139,280
Provision for income taxes				38,161

Income before minority interests				101,119
Minority interests				(2,905)

Income from continuing operations				98,214
Discontinued operations:
Operating income, net of tax				472
Gain on sale, net of tax				—

Net income				$98,686

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2009
				Contract			Goodwill
			Freight	Logistics and			and
	Freight	Contract Logistics	Forwarding	Distribution			Intangible
	Forwarding	and Distribution	Net	Net	Operating	Restructuring	Assets
	Revenue	Revenue	Revenue	Revenue	(Loss)/Income	Charges	Impairment
EMENA	$213,656	$55,139	$61,960	$38,365	$(5,986)	$—	$8,560
Americas	124,894	162,996	36,688	89,161	(92,200)	14	92,520
Asia Pacific	195,085	8,563	39,085	5,433	10,164	—	—
Africa	75,262	58,478	18,705	43,297	(883)	544	8,861
Corporate	—	—	—	—	(8,926)	2,309	—

Total	$608,897	$285,176	$156,438	$176,256	$(97,831)	$2,867	$109,941

	Three months ended January 31, 2008
				Contract
			Freight	Logistics and
	Freight	Contract Logistics	Forwarding	Distribution
	Forwarding	and Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges
EMENA	$251,174	$75,090	$65,177	$40,140	$9,667	$62
Americas	155,339	233,823	39,777	128,283	9,393	2,868
Asia Pacific	305,523	8,389	41,621	5,805	12,127	384
Africa	97,046	75,791	26,903	53,085	7,253	3,398
Corporate	—	—	—	—	(10,851)	1,683

Total	$809,082	$393,093	$173,478	$227,313	$27,589	$8,395

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2009
				Contract			Goodwill
			Freight	Logistics and			and
	Freight	Contract Logistics	Forwarding	Distribution			Intangible
	Forwarding	and Distribution	Net	Net	Operating	Restructuring	Assets
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges	Impairment
EMENA	$1,091,758	$256,529	$285,786	$165,441	$24,666	$1,558	$8,560
Americas	627,824	807,144	166,525	432,058	(51,914)	3,783	92,520
Asia Pacific	1,065,565	35,079	172,883	22,451	48,847	240	—
Africa	370,892	288,926	92,089	209,107	31,467	1,013	8,861
Corporate	—	—	—	—	(29,772)	2,309	—

Total	$3,156,039	$1,387,678	$717,283	$829,057	$23,294	$8,903	$109,941

	Year ended January 31, 2008
				Contract
		Contract	Freight	Logistics and
	Freight	Logistics and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges
EMENA	$867,768	$248,602	$220,652	$128,887	$37,331	$62
Americas	595,499	864,353	162,262	493,291	55,417	2,868
Asia Pacific	1,100,219	32,274	158,722	22,426	47,939	384
Africa	364,049	293,490	92,038	210,536	37,271	3,398
Corporate	—	—	—	—	(27,480)	1,683

Total	$2,927,535	$1,438,719	$633,674	$855,140	$150,478	$8,395

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended January 31, 2009
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$894,073	$—	$894,073

Purchased transportation costs	561,379	—	561,379
Staff costs	192,951	(10,609)	182,342
Depreciation and amortization	9,821	—	9,821
Amortization of intangible assets	3,332	—	3,332
Restructuring charges	2,867	(2,867)	—
Goodwill and intangible assets impairment	109,941	(109,941)	—
Other operating expenses	111,613	(1,100)	110,513

Operating income/(loss)	(97,831)	124,517	26,686
Interest expense, net	(4,554)	—	(4,554)
Other expense, net	(243)	—	(243)

Pretax income/(loss)	(102,628)	124,517	21,889
Provision/(benefit) for income taxes	(12,180)	19,421	7,241

Income/(loss) before minority interests	(90,448)	105,096	14,648
Minority interests	642	—	642

Income/(loss) from continuing operations	(89,806)	105,096	15,290

Discontinued operations:
Operating income, net of tax	—	—	—
Gain on sale, net of tax	—	—	—

Net income/(loss) (1)	$(89,806)	$105,096	$15,290

Basic earnings/(loss) per share	$(0.90)	$1.05	$0.15
Diluted earnings/(loss) per share	$(0.89)	$1.04	$0.15

Impact of foreign currency:
Diluted earnings per share			$0.15
Foreign currency impact			0.06

Currency adjusted earnings per share			$0.21

(1)	In connection with the impairment of goodwill and intangible assets, our information technology restructuring plan, and other severances and related activities, net income for the three months ended January 31, 2009 was decreased by staff costs, restructuring charges, goodwill and intangible assets impairment, and other operating expenses totaling $105,096, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended January 31, 2008
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$1,202,175	$—	$1,202,175

Purchased transportation costs	801,384	—	801,384
Staff costs	216,395	—	216,395
Depreciation and amortization	10,279	—	10,279
Amortization of intangible assets	3,347	—	3,347
Restructuring charges	8,395	(8,395)	—
Other operating expenses	134,786	—	134,786

Operating income	27,589	8,395	35,984
Interest expense, net	(4,171)	—	(4,171)
Other income, net	2,036	—	2,036

Pretax income	25,454	8,395	33,849
Provision for income taxes	7,074	2,200	9,274

Income before minority interests	18,380	6,195	24,575
Minority interests	(366)	—	(366)

Income from continuing operations	18,014	6,195	24,209

Discontinued operations:
Operating income, net of tax	—	—	—
Gain on sale, net of tax	—	—	—

Net income (2)	$18,014	$6,195	$24,209

Basic earnings per share	$0.18	$0.06	$0.24
Diluted earnings per share	$0.18	$0.06	$0.24

Impact of foreign currency:
Diluted earnings per share			$0.24
Foreign currency impact			(0.04)

Currency adjusted earnings per share			$0.20

(2)	In connection with our January 2008 restructure plan, net income for the three months ended January 31, 2008 was decreased by employee severance and benefits and other exit costs totaling $6,195, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Year ended January 31, 2009
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$4,543,717	$—	$4,543,717

Purchased transportation costs	2,997,377	—	2,997,377
Staff costs	844,255	(10,609)	833,646
Depreciation and amortization	41,753	—	41,753
Amortization of intangible assets	12,971	—	12,971
Restructuring charges	8,903	(8,903)	—
Goodwill and intangible assets impairment	109,941	(109,941)	—
Other operating expenses	505,223	(1,100)	504,123

Operating income	23,294	130,553	153,847
Interest expense, net	(17,243)	—	(17,243)
Other income, net	1,437	—	1,437

Pretax income	7,488	130,553	138,041
Provision for income taxes	17,512	21,092	38,604

Income/(loss) before minority interests	(10,024)	109,461	99,437
Minority interests	(2,161)	—	(2,161)

Income/(loss) from continuing operations	(12,185)	109,461	97,276

Discontinued operations:
Operating income, net of tax	144	—	144
Gain on sale, net of tax	7,404	—	7,404

Net income/(loss) (3)	$(4,637)	$109,461	$104,824

Basic earnings/(loss) per share	$(0.04)	$1.09	$1.05
Diluted earnings/(loss) per share	$(0.04)	$1.08	$1.04

(3)	In connection with the impairment of goodwill and intangible assets, our information technology restructuring plan, and other severances and related activities, net income for the twelve months ended January 31, 2009 was decreased by staff costs, restructuring charges, goodwill and intangible assets impairment, and other operating expenses totaling $109,461, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Year ended January 31, 2008
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$4,366,254	$—	$4,366,254

Purchased transportation costs	2,877,440	—	2,877,440
Staff costs	800,891	—	800,891
Depreciation and amortization	39,306	—	39,306
Amortization of intangible assets	9,436	—	9,436
Restructuring charges	8,395	(8,395)	—
Other operating expenses	480,308	—	480,308

Operating income	150,478	8,395	158,873
Interest expense, net	(15,924)	—	(15,924)
Other income, net	4,726	—	4,726

Pretax income	139,280	8,395	147,675
Provision for income taxes	38,161	2,200	40,361

Income before minority interests	101,119	6,195	107,314
Minority interests	(2,905)	—	(2,905)

Income from continuing operations	98,214	6,195	104,409

Discontinued operations:
Operating income, net of tax	472	—	472
Gain on sale, net of tax	—	—	—

Net income(4)	$98,686	$6,195	$104,881

Basic earnings per share	$1.00	$0.06	$1.06
Diluted earnings per share	$0.99	$0.06	$1.05

(4)	In connection with our January 2008 restructure plan, net income for the twelve months ended January 31, 2008 was decreased by employee severance and benefits and other exit costs totaling $6,195, net of tax.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Three months ended January 31, 2009 (as reported)	$894,073
Add: Dispositions impact (1)	17,515
Add: Currency impact (2)	108,974

Three months ended January 31, 2009 (as adjusted)	$1,020,562

Three months ended January 31, 2008	$1,202,175	(15)%

Net revenues:
Three months ended January 31, 2009 (as reported)	$332,694
Add: Dispositions impact (3)	16,128
Add: Currency impact (2)	48,260

Three months ended January 31, 2009 (as adjusted)	$397,082

Three months ended January 31, 2008	$400,791	(1)%

(1)	Relates to gross revenues in the corresponding prior period for businesses disposed.

(2)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

(3)	Relates to net revenues in the corresponding prior period for businesses disposed.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Year ended January 31, 2009 (as reported)	$4,543,717
Less: Acquisitions impact (4)	(79,704)
Add: Dispositions impact (5)	36,384
Add: Currency impact (6)	10,655

Year ended January 31, 2009 (as adjusted)	$4,511,052

Year ended January 31, 2008	$4,366,254	3%

Net revenues:
Year ended January 31, 2009 (as reported)	$1,546,340
Less: Acquisitions impact (7)	(33,970)
Add: Dispositions impact (8)	31,303
Add: Currency impact (6)	29,383

Year ended January 31, 2009 (as adjusted)	$1,573,056

Year ended January 31, 2008	$1,488,814	6%

(4)	Relates to gross revenues in the current period for businesses acquired during the corresponding prior period.

(5)	Relates to gross revenues in the corresponding prior period for businesses disposed.

(6)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

(7)	Relates to net revenues in the current period for businesses acquired during the corresponding prior period.

(8)	Relates to net revenues in the corresponding prior period for businesses disposed.